Exhibit 10.20

                        CONTINUING ROYALTY FEE AGREEMENT

     This Agreement (the "Agreement") is made and entered into this 13th day of December, 2001 (the "Effective Date"), by and between Kahala Corp., an Florida corporation ("Kahala"); Malibu Smoothie Franchise Corp., an Arizona corporation, Frullati Franchise Systems, Inc., a Texas corporation, Rollerz Franchise Systems, L.L.C., an Arizona limited liability company, and Tahi Mana, L.L.C., an Arizona limited liability company (collectively herein referred to as "Franchisor"), and R. B. Texas Collections, Inc., an Illinois corporation (hereinafter referred to as "R.B."):

                                    RECITALS:

     Franchisor and R.B. are desirous of entering into an agreement wherein R.B. will have the sole right to collect all and/or receive two-thirds of the continuing royalty fees generated by Franchisor's franchisees in the State of Texas, which royalties shall be collected and distributed pursuant to the terms and conditions set forth below.

     Franchisor, Rilwala Group, Inc., and Jani Foods, Inc. have entered into an Area Representative Agreement dated June 22, 2001 for the state of Texas and Amendment No. I to the Area Representative Agreement dated July 17, 2001 (collectively, the "Area Representative Agreement").

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is mutually agreed as follows:

                                   AGREEMENT:

     1. R.B. is hereby granted the sole and exclusive right to receive two-thirds (2/3rds) of all royalties collected by Kahala, or R.B. as the case may be, from existing franchisees for all Surf City Squeeze, Frullati Cafe & Bakery, Rollerz, and Tahi Mana, franchised outlets operating in the State of Texas (and only in the State of Texas) as of the date of this Agreement as set forth on Exhibit "A" attached hereto (the "Future Transaction Store Listing"). This shall include all future royalties from existing franchisees of Kahala in the State of Texas only (the "Texas Royalties"). It is understood that all of the stores on the Future Transaction Store Listing shall continue to be part of this Agreement for the royalty revenue even if the ownership of said store changes.

     2. R.B. shall pay Kahala Corp the sum of $1,551,864.00 as consideration for the Future Transaction royalty stream for the Texas territory as follows:

          A.   $600.000.00 on the execution of this Agreement;

          B. $500,000.00 by way of a credit against R.B.'s two-thirds share of the Texas Royalties collected by Kahala and its related franchise subsidiaries during the calendar year of 2002;

          C. $451,864.00 by way of a credit against R.B.'s two-thirds share of the Texas Royalties collected by Kahala and its related franchise subsidiaries during the calendar year of 2003.

Kahala shall pay to R.B. two-thirds (2/3rds) of the Texas Royalties collected during the calendar year 2002 and 2003 from franchisees in the State of Texas less the $500,000.00 credit referred to in paragraph 2 and 3 above, subject to a minimum payment of $85,000.00 to be made on January 15, 2003 and $133,136 on January 15, 2004 as part of Kahala's guarantee set forth in paragraph 10 below.

All payments to be made via wire transfer made payable to "Kahala Corp." R.B. hereby acknowledges and agrees that the consideration paid to Franchisor under this Agreement is non- refundable under all circumstances.

     3. Franchisor or R.B., as the case may be, shall have no right to withhold, offset and/or deduct from the Future Transaction Royalty Revenue (as such term is defined in Section 5 below) payments any monies or other consideration owed to Franchisor or R. B., as the case may be, except for the $500,000.00 credits referred to in paragraph 2., numbers 2. and 3 above.

     4. All parties to this Agreement acknowledge that, simultaneous with the execution of this Agreement, Jani Foods, Inc., a Texas corporation and Rilwala Group, Inc., an Illinois corporation, have assigned all of their rights under the Area Representative Agreement, if any, to receive the Future Transaction Royalty Revenue (as such term is defined in Section 5 below) for the State of Texas from all stores listed on Exhibit "A" attached hereto directly to R. B. Texas Collections, Inc., an Illinois corporation. R.B. does hereby assume the obligation to service all stores listed on Exhibit "A".

     5. Beginning with the week of December 17th, 2001 (determined as the first Monday following the Effective Date of this Agreement) and going forward for so long as the franchised locations on the Future Transaction Store Listing are operating and after deducting for the two percent (2%) Accounting Expense Deduction (as such term is defined in the original Area Representative Agreement), R. B. shall be entitled to two-thirds (2/3rds) of all Continuing Royalty Fees (excluding the 0.25% advertising fee collected from each Frullati Cafe & Bakery location on the Future Transaction Store Listing) collected from the franchise locations set forth on the Future Transaction Store Listing (the "Future Transaction Royalty Revenue"). Kahala shall collect the Future Transaction Royalty Revenue and shall remit to R. B. said Future Transaction Royalty Revenue, as set forth above, along with a complete accounting of such amounts by the 15th of each month for the prior month's Future Transaction Royalty Revenue received by wire transfer. Kahala shall institute the collection procedures for the Future Transaction Royalty Revenue detailed in Section 6 below as soon as commercially practicably and begin remitting such funds on a weekly basis to R.B. once such banking procedures are established. Beginning no earlier than January 1, 2004, R.B. has the option to administer the collection of the Texas Royalties in accordance with the procedures set forth in Section 6 below. When R.B. elects to administer the collection of the Texas Royalties utilizing the banking procedure detailed in Section 6 below, then R.B. shall remit Kahala's one-third portion of said revenue and the 0.25% Frullati advertising fee to Kahala, as set forth above, along with a complete accounting of such amounts, within seven days of receipt, by wire transfer. The first $500,000.00 of R.B.'s Future Transaction Royalty Revenue during the years 2002 and 2003 shall be applied against the $500,000 credit referred to in paragraph 2, numbers 2 and 3 above.

     6. Any sums not received by either party, in full or in part, under this Agreement by their respective due date (or the next business day if the due date is not a business day), shall constitute a default and bear a penalty of $500.00 per day until paid in full. As soon as commercially practicable but no later than January 1, 2003, Kahala shall establish a collections procedure for the Texas Royalties which shall be separate from Kahala's other royalty collection activity. Such collection procedures must include a separate bank account and banking instructions that each parties' portion of the Texas Royalties (as described above and after application of the credits referred to in Paragraph 2 above) will be paid within one week after the receipt of said royalty revenue. These separate collection procedures will be used initially by Kahala, then must be used by R.B., if R.B. elects to collect the Texas Royalties any time after January 1, 2004.

     7. As of the date of this Agreement, Kahala and R. B. agree that all reasonable legal fees and related costs incurred to cover the enforcement of the franchise agreements and related documents for the stores listed on the Future Transaction Store listing shall be paid as follows: one-third (l/3rd) by Kahala, one-third (1/3rd) by R. B., and one-third (1/3rd) by Rilwala Group, Inc. Such portion of legal fees incurred shall be paid to the advancing party within ten days of receipt of an invoice or other applicable supporting documentation.

     8. To secure the monthly (or weekly, when applicable) Future Transaction Royalty Revenue payment, Kahala hereby grants R. B. a first security interest and lien against all Future Transaction Royalty Revenue (i.e., a first security interest and lien against all of the Continuing Royalty Fees collected from the franchise locations set forth on the Future Transaction Store Listing attached hereto (the "Security Interest" or the "Collateral")). Franchisor shall execute appropriate security agreements and Uniform Commercial Code forms and any additional documents reasonably required by R. B. to perfect this first security lien interest in R. B. Kahala agrees that a carbon, photographic or photostatic copy, or other reproduction of this Agreement or any financing statement, shall be sufficient as a financing statement. As additional security, Franchisor, individually and separately, shall assign all leasehold interests in any franchise operation it may hold in the State of Texas to R.B. Said assignment(s) shall inure to the benefit of R. B. to be used only in the event of default or bankruptcy of any Franchisor named herein.

     9. Only in the event any Franchisor enters into bankruptcy, voluntarily or involuntarily, R. B. has the right to collect the continuing royalties generated from the franchisees of the specific concept that has entered into bankruptcy only (i.e., if Tahi Mana, L.L.C. were to file for bankruptcy, R.B. would be able to collect the continuing royalties directly from the Tahi Mana franchisees in the state of Texas, but the continuing royalties generated from the franchisees of Surf' City Squeeze, Rollerz, and Frullati Cafe & Bakery in the state of Texas would continue to be collected by Franchisor and distributed pursuant to Section 5 above), and after deducting reasonable collection expenses, the remaining collection proceeds shall be disbursed as follows: 2/3rds to be retained by R.B. and l/3rd (along with 100% of the 0.25% Frullati advertising fee) to be paid to Kahala Corp. R.B. shall be responsible for servicing the franchisees in Texas of the franchise that has entered into bankruptcy. The costs of servicing such franchisees during the period of said bankruptcy shall be paid from the two-thirds of the continuing royalties collected from the franchisees of the franchise that has entered bankruptcy that is payable to R.B.

     10. Kahala does hereby guarantee that the Future Transaction Royalty Revenue to be collected by R.B. shall be a minimum of $585,000.00 in each of the first three years of this Agreement, starting in January 2002. If there is a shortfall in collection below $585,000.00 annually in each and any of said three years, Kahala agrees to pay said deficiency to R. B. within fifteen (15) days of the end of such year. If R.B. has elected to collect royalties (See Section 5. above), then R. B. must use the collection procedures detailed in Section 6 above only. Either party to this Agreement has the right to inspect and/or audit the collection records and procedure utilized for the collection of such royalties.

     11. Kahala does hereby guarantee that the Texas Royalties are not pledged or assigned in any way as collateral or otherwise and are in fact free and clear of all liens. Kahala does further agree that it shall not allow or cause to be allowed any liens or assignments to be made concerning said Texas Royalties as long as this Agreement remains in full force and effect. Kahala shall cause an appropriate UCC search to be issued verifying the fact that said Texas Royalties are free and clear of all liens.

     12. Subject to Kahala receiving all of the consideration under Section 2 above and the terms of the applicable franchise agreements, all rights granted to R.B. concerning the receipt (and collection under Section 8 above) of royalties from the locations on the Future Transaction Store Listing in Texas is perpetual.

                         REPRESENTATIONS AND WARRANTIES

     To induce R.B. to enter into this Agreement and purchase a portion of the Texas Royalties of Kahala Corp.'s franchises, Kahala hereby represents, warrants and covenants to RB. as follows:

     13.1 ORGANIZATION. Kahala, Malibu Smoothie, Frullati, Rollerz, and Tahi Mana (a) are all corporations or limited liability companies duly organized, validly existing and in good standing under the laws of the state of their respective incorporation; (b) have the power and authority to own their respective properties and assets and to transact the businesses in which they presently are, or proposes to be, engaged; and (c) are duly qualified and are authorized to do business and are in good standing in each jurisdiction where they presently exist, or proposes to be, engaged in business, except where the failure to be so qualified would not have a material adverse effect. All references to Kahala in this agreement shall universally include Malibu Smoothie, Frullati, Rollerz, and Tahi Mana.

     13.2 AUTHORIZATION. This Agreement is within Kahala's powers, has been duly authorized, and does not conflict with any organizational papers of Kahala or any of the other Franchisors.

     13.3 ENFORCEABLE AGREEMENT. This Agreement, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Kahala and will be enforceable strictly in accordance with its terms. To the best of Kahala's knowledge, no basis presently exists for (i) any claim against Kahala under this Agreement or (ii) any defense of any kind to the enforcement of this Agreement.

     13.4 THIS SECTION WAS INTENTIONALLY DELETED.

     13.5 THIS SECTION WAS INTENTIONALLY DELETED.

     13.6 NO VIOLATIONS OR CONFLICTS; CONSENTS. The execution, delivery and performance of this Agreement by both Kahala and R.B. will not: (i) violate any provision of any Kahala's or R.B.'s, as applicable, Articles of Incorporation or bylaws or provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any material (individually or in the aggregate) indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Kahala or R.B., as applicable, is a party or by which Kahala or R.B., as applicable, may be bound, (iii) do not require the consent, registration or approval of any governmental authority or any other person or entity (except such as have been duly obtained, made or given, and are in full force and effect), and (iv) will not, except as contemplated herein, result in the imposition of any liens upon any of its properties. No consent or authorization of, filing with or other act by or in respect of, any governmental authority or any other person or entity is required in connection hereunder, the grant of the liens pursuant to this Agreement, the continuing operations of Kahala and R.B. or with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of the UCC financing statements and consents or authorizations which have been obtained or filings which have been made and which, in each case, are in full force and effect.

     13.7 NO EVENT OF DEFAULT. To the best of Kahala's knowledge, no event has occurred which is, or with notice or lapse of time or both would be, an Event of a Default under this Agreement.

     13.8 NO LAWSUIT OR MATERIAL ADVERSE CONDITION. To the best of Kahala's knowledge, there is no lawsuit, tax claim, investigation, arbitration, governmental proceeding or other dispute pending or threatened, or any judgment outstanding, against Kahala which would affect the validity or priority of the liens and security interests granted to R.B. under this Agreement. In addition, to the best of Kahala's knowledge, no condition, circumstance, event, agreement, document, instrument, restriction, or proceeding (or threatened proceeding or basis therefore) exists which could materially adversely affect the validity or priority of the liens and security interests granted to R.B. under this Agreement or which could materially adversely affect the ability of Kahala to perform its obligations under this Agreement.

     13.9 COLLATERAL. Kahala owns the Texas Royalties which are the subject of this Agreement and which comprise the collateral ("Collateral") securing Kahala's obligations hereunder, free and clear of any and all liens in favour of third parties. Upon the proper filing of the UCC financing statements, the liens granted to R.B. pursuant to this Agreement will constitute the valid and enforceable first, prior and perfected liens on the Collateral.

     13.10 THIS SECTION WAS INTENTIONALLY DELETED.

     13.11 NO MISSTATEMENT OR OMISSION OF MATERIAL FACT. This Agreement, and the information and calculations set forth in Exhibit "A" hereto concerning the portions of Texas Royalties attributable to each store on such Future Transaction Store Listing fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

     13.12 PERMITS, FRANCHISES AND LICENSES. Kahala has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable to act as the franchisor (and collect royalties) for each of the franchised outlets detailed on the Future Transaction Store Listing, including being authorized to sell franchises in the state of Texas.

     13.13 THIS SECTION WAS INTENTIONALLY DELETED.

     13.14 NO BANKRUPTCY. Kahala does not have any present intention of filing any petition, initiating any proceeding under, or otherwise seeking the protection of the United States Bankruptcy Code or any state law concerning bankruptcy, reorganization, insolvency, moratorium, receivership or creditor's rights or debtor's obligations generally, or making an assignment for the benefit of creditors or entering into a composition or similar agreement. Kahala is not aware of any suit or threatened suit against it to force Kahala into bankruptcy or reorganization.

     13.15 THIS SECTION WAS INTENTIONALLY DELETED.

     13.16 THIS SECTION WAS INTENTIONALLY DELETED.

     13.17 INTELLECTUAL PROPERTY. Kahala possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities.

     13.18 STATUS OF TEXAS FRANCHISEES AND FRANCHISE AGREEMENTS. To the best of Kahala's actual knowledge, Kahala's Texas franchisees are all operating in accordance with their respective franchise agreements and are substantially current in the payment of all franchise fees, royalty fees, advertising amounts and other obligations under their respective franchise agreements. None of the Texas franchisees are in material default under their respective franchise agreements.

     13.19 THIS SECTION WAS INTENTIONALLY DELETED.

     13.20 THIS SECTION WAS INTENTIONALLY DELETED.

     13.21 THIS SECTION WAS INTENTIONALLY DELETED.

     13.22 THIS SECTION WAS INTENTIONALLY DELETED.

     13.23 THIS SECTION WAS INTENTIONALLY DELETED.

     13.24 POWERS OF ATTORNEY. Kahala has not granted any material power of attorney, whether general or specific, which is currently in force and that would adversely affect the transactions contemplated by this Agreement.

     13.25 THIS SECTION WAS INTENTIONALLY DELETED.

     13.26 THIS SECTION WAS INTENTIONALLY DELETED.

     13.27 PERFECTION OF LIENS. Kahala agrees to help R.B. perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

     13.28 COOPERATION. Kahala agrees to take any action reasonably requested by R.B. to carry out the intent of this Agreement.

                     COLLATERAL - GRANT OF SECURITY INTEREST

     14.1 THIS SECTION WAS INTENTIONALLY DELETED. (Covered in Section 8)

     14.2 THIS SECTION WAS INTENTIONALLY DELETED. (Covered in Section 8)

     14.3 GENERAL POWER OF ATTORNEY UPON BANKRUPTCY FILING. In the event a voluntary Chapter 11 bankruptcy petition is filed by any of the Franchisors, , Kahala hereby grants R.B. an irrevocable general durable power of attorney for the specific Franchisor who has filed for bankruptcy protection (the "POA"). The POA will allow R.B. to take whatever reasonable actions are necessary on behalf of the applicable Franchisor to enable R.B. to continue to collect the continuing royalties and related income from the individual franchisees in Texas of such bankrupt concept who are listed on the Future Transaction Store Listing.

     14.4 THIS SECTION WAS INTENTIONALLY DELETED.

     14.5 THIS SECTION WAS INTENTIONALLY DELETED.

     14.6 THIS SECTION WAS INTENTIONALLY DELETED.

     14.7 THIS SECTION WAS INTENTIONALLY DELETED.

                         EVENTS OF DEFAULT AND REMEDIES

     15.1 Event of Default. The occurrence of any one or more of the following events shall constitute a default of this Agreement to the extent not waived or consented to in writing by R.B. or Kahala, as applicable, and not cured by Kahala or R.B., as applicable, within the applicable cure period (an "Event of Default"):

               (i) If either party fails to pay any of its obligations under this Agreement to the other party within five days of the date when due; provided, however, Kahala and R.B., as applicable, shall have a period of twenty one (21) days after written notice of said failure of performance or observance to cure the same except that if any grace period provided by this paragraph shall be resorted to more than twice in any six month period, Kahala or R.B., as applicable, shall not be entitled to any further grace periods under hereunder;

               (ii) If either party fails or neglects to perform, keep or observe or breaches any material non-monetary term, provision, condition, covenant, warranty or representation contained in this Agreement, or in any other agreement between the parties or any Affiliate of the parties, which is required to be performed, kept or observed by Kahala or R.B., as applicable provided, however, Kahala and R.B. shall have a period of twenty one (21) days after written notice of said failure of performance or observance to cure the same except that if any grace period provided by this paragraph shall be resorted to more than twice in any six month period, Kahala or R.B., as applicable, shall not be entitled to any further grace periods under hereunder;

               (iii)  This Subsection was Intentionally Deleted.

               (iv) If either party becomes insolvent or if a petition under title 11, United States Code or any similar law or regulation shall be filed by or against either party (and in the case of such petition filed against either party, not dismissed within 60 days of such filing) or if either party shall make an assignment for the benefit of its creditors or if any cause or proceeding is filed by or against either party for its dissolution of liquidation, or if either party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

               (v)    This Subsection was Intentionally Deleted;

               (vi)   This Subsection was Intentionally Deleted;

               (vii) The appointment of a conservator for all or any material portion of either party's assets;

               (viii) This Subsection was Intentionally Deleted;

               (ix) If either party is dissolved, terminated, merged out of existence or liquidated; and

               (x)    This Subsection was Intentionally Deleted.

     15.2 NO FURTHER OBLIGATION. Upon an uncured Event of Default, without further notice by R.B. or Kahala, as applicable, to or demand by R.B. or Kahala, as applicable, or the other party, R.B. or Kahala, as applicable shall have no further obligation to and may then forthwith cease giving credit to Kahala or R.B., as applicable, of amounts owed under this Agreement. Upon an uncured Event of Default, without further notice by R.B. or Kahala to the other party, Kahala's or R.B.'s, as applicable liabilities to other party shall be due and payable.

     15.3 EXERCISE OF RIGHTS. Upon an uncured Event of Default, R.B. or Kahala, as applicable, in its sole and absolute discretion, may exercise any one or more of the rights and remedies provided for herein or accruing to a secured party under the Uniform Commercial Code of the relevant state and any other applicable law upon default by a debtor. All of R.B.'s and Kahala's rights and remedies under this Agreement are cumulative and nonexclusive;

     15.4 NOTICE. Any notice required to be given by R.B. of a sale, lease, other disposition of the Collateral or any other intended action by R.B., deposited in the United States mail by certified or registered mall, postage prepaid and duly addressed to a Kahala at the address specified in this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to a Kahala thereof. Any notice required to be given by Kahala of a default by R.B. under this Agreement or any other intended action by Kahala, deposited in the United States mail by certified or registered mall, postage prepaid and duly addressed to a R.B. at the address specified in this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to R.B. thereof.

     15.5 THIS SECTION WAS INTENTIONALLY DELETED.

     15.6 REMEDIES. From and after the occurrence of any uncured Event of Default, R.B. or Kahala, as applicable, may: (a) remove from any premises where same may be located copies of any and all documents, instruments, files and records (including the copying of any computer records), relating to any or all of the Collateral, or R.B. may use (at the expense of Kahala) such of the supplies or space of Kahala at Kahala's place of business or otherwise, as may be necessary to properly administer and control any or all of the Collateral or the handling of collections and realizations thereon; (b) bring suit, in the name of Kahala or R.B. and generally shall have all other rights respecting any or all of the Collateral, including the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any or all of the Collateral and issue credits in the name of Kahala or R.B.; and (c) foreclose the Security Interests created pursuant to this Agreement by any available judicial procedure.

                               FURTHER PROVISIONS

     16. This Agreement shall inure to and be governed by the laws of the State of Illinois.

     17. This Agreement shall be binding upon the parties hereto, their respective successors and/or assigns.

The undersigned have executed this Agreement as of the Effective Date first written above and this Agreement shall be effective from and after the Effective Date.

"KAHALA"                                KAHALA CORP., a Florida corporation


                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Its: President


"FRANCHISOR"                            ROLLERZ FRANCHISE SYSTEMS, L.L.C., an
                                        Arizona limited liability company


                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Its: President of its Sole Member


                                        MALIBU SMOOTHIE FRANCHISE CORP., an
                                        Arizona corporation


                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Its: President


                                        FRULLATI FRANCHISE SYSTEMS, INC., a
                                        Texas corporation


                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Its: President


                                        TAHI MANA, L.L.C., an Arizona limited
                                        liability company


                                        By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Its: President of its Sole Member

"R.B."                                  R.B. TEXAS COLLECTIONS, INC., an
                                        Illinois corporation


                                        By:
                                            ------------------------------------
                                            Its:


                                        By:
                                            ------------------------------------
                                            Its:


                                        By:
                                            ------------------------------------
                                            Its:


                                        By:
                                            ------------------------------------
                                            Its:

                                   EXHIBIT "A"


      (FUTURE TRANSACTION STORE LISTING AND RELATED ROYALTY CALCULATION(S))